Exhibit 99.1
Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Treasurer and Head of Investor Relations
202-585-2282	Verisk Analytics, Inc.
rtauberman@mww.com	201-469-2142
eva.huston@verisk.com
Verisk Analytics, Inc., Reports Third-Quarter 2011 Financial Results
Delivers 18.4% Revenue Growth and 25.0% Diluted Adjusted EPS Growth
JERSEY CITY, N.J., November 1, 2011 (GLOBE NEWSWIRE) — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of information about risk, today announced results for the third quarter ended September 30, 2011:
Financial Highlights
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.
•	Diluted GAAP earnings per share (diluted GAAP EPS) were $0.41 for third-quarter 2011. Diluted adjusted earnings per share (diluted adjusted EPS) were $0.45 for third-quarter 2011, an increase of 25.0% versus the same period in 2010.
•	Total revenue increased 18.4% for third-quarter 2011. Revenue growth in the third quarter was driven by a 32.5% increase in Decision Analytics revenue, with additional contribution from the 2.7% growth in Risk Assessment revenue. Excluding the impact of recent acquisitions, total revenue grew 7.6% for third-quarter 2011.
•	EBITDA increased 16.2% to $151.0 million for third-quarter 2011, with an EBITDA margin of 44.4%.
•	Net income was $71.0 million for third-quarter 2011 and adjusted net income was $76.3 million, an increase of 12.9% and 14.7%, respectively, versus the comparable period in 2010.
•	In third-quarter 2011, the company repurchased a total of $123.1 million of its common stock under its existing repurchase program. As of September 30, 2011, the company had $47.4 million remaining under its share repurchase authorization.
•	On October 25, the company amended its existing revolving credit facility to increase the total amount by $100.0 million to $700.0 million, while reducing borrowing costs. The facility is available for general corporate purposes, including the company’s acquisition program.

Frank J. Coyne, chairman and chief executive officer, stated, “Verisk continued to deliver solid revenue, EBITDA, and adjusted earnings per share growth in the quarter despite the uncertainty in the broader economic environment. We are seeing increasing contributions to growth from our acquisition activity and continue to position ourselves to perform strongly both through today’s difficult economic times as well as when the economy improves.
“Our insurance-facing solutions in Decision Analytics accelerated growth to more than 15%, supporting our thesis of the sizable opportunity available as we expand our solution penetration with customers. Risk Assessment continues to be a steady contributor, and the increasingly positive tone in the insurance market is heartening.
“While the macroeconomic conditions in the mortgage market continue to be volatile, we are working hard to maximize current opportunities and position our business for the future.
“We are seeing customer traction in our healthcare businesses as we implement customers and advance an integrated go-to-market strategy under the Verisk Health brand. With two acquisitions in this vertical this year, we are well positioned to deliver a robust suite of solutions to our customers,” concluded Coyne.
Summary of Results for Third-Quarter 2011
Table 1

	Three Months Ended			Year-to-Date
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
	(in thousands, except per share amounts)			(in thousands, except per share amounts)

Revenues	$340,098	$287,354	18.4%	$980,247	$845,185	16.0%
EBITDA	$151,004	$129,911	16.2%	$433,611	$377,597	14.8%
Net income	$70,987	$62,880	12.9%	$202,440	$176,659	14.6%
Adjusted net income	$76,265	$66,513	14.7%	$218,117	$191,105	14.1%
Diluted GAAP EPS	$0.41	$0.34	20.6%	$1.16	$0.94	23.4%
Diluted adjusted EPS	$0.45	$0.36	25.0%	$1.25	$1.01	23.8%
Revenue
Revenue grew 18.4% for the quarter ended September 30, 2011. Excluding the impact of recent acquisitions (Crowe Paradis, 3E, Bloodhound, and Health Risk Partners), revenue grew 7.6%. Overall revenue growth was the result of continued double-digit growth in Decision Analytics and single-digit growth in Risk Assessment. For third-quarter 2011, Decision Analytics revenue represented approximately 59% of total revenue.
Table 2A

	Three Months Ended			Year-to-Date
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
	(in thousands)			(in thousands)

Decision Analytics revenues by category:
Fraud identification and detection solutions	$94,663	$81,584	16.0%	$274,317	$239,574	14.5%
Loss prediction solutions	64,680	38,079	69.9%	173,026	114,786	50.7%
Loss quantification solutions	40,778	31,422	29.8%	111,854	85,689	30.5%

Total Decision Analytics	$200,121	$151,085	32.5%	$559,197	$440,049	27.1%

Within the Decision Analytics segment, revenue grew 32.5% for third-quarter 2011, and organic growth was 11.9%. Growth in the quarter was driven by the continued strength of loss quantification solutions, while loss prediction solutions also contributed to growth. Fraud identification and detection solutions were impacted by the continued challenges in the mortgage market.
Fraud identification and detection solutions revenue growth was 16.0% in third-quarter 2011, and organic growth was 4.0%. Insurance fraud solutions continued solid performance, and healthcare fraud solutions accelerated growth in the quarter as customer contracts were implemented. This revenue growth was partially offset by a decline in mortgage fraud solutions revenue on both the underwriting and forensic solutions. New sales were not sufficient to offset the challenged mortgage environment. Crowe Paradis, acquired in December 2010, and Bloodhound, acquired during second-quarter 2011, contributed to revenue growth for fraud identification and detection in the quarter.

Loss prediction solutions revenue grew 69.9% for third-quarter 2011 and 14.2% organically. The organic growth within this revenue category in the third quarter was primarily due to performance of the company’s core catastrophe modeling services along with growth in our healthcare solutions. 3E, acquired in December 2010, and HRP, acquired in second-quarter 2011, also contributed to revenue growth in the quarter.
Loss quantification solutions revenue continued strong organic performance. Revenue growth was 29.8% for third-quarter 2011 as a result of new customer contracts, recognition of major contracts won in 2010, new solutions, and higher assignment volumes related to storm activity, including Hurricane Irene, among others.
Table 2B

	Three Months Ended			Year-to-Date
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
	(in thousands)			(in thousands)

Risk Assessment revenues by category:
Industry-standard insurance programs	$92,894	$88,644	4.8%	$278,140	$264,115	5.3%
Property-specific rating and underwriting information	33,107	34,507	(4.1%)	102,621	102,733	(0.1%)
Statistical agency and data services	7,888	7,510	5.0%	23,263	21,879	6.3%
Actuarial services	6,088	5,608	8.6%	17,026	16,409	3.8%

Total Risk Assessment	$139,977	$136,269	2.7%	$421,050	$405,136	3.9%

Within the Risk Assessment segment, revenue grew 2.7% for the quarter. The overall increase within the segment was due primarily to 4.8% revenue growth in industry-standard insurance programs resulting from growth in 2011 invoices effective from January 1.
Property-specific rating and underwriting information revenue declined 4.1% for third-quarter 2011, as lower volumes from certain customers continued to impact results. Statistical agency and data services grew 5.0% in the third quarter because of increases in 2011 invoices and increased customer services. Actuarial services were up 8.6% in the quarter because of special projects.
Cost of Revenue
Cost of revenue increased 17.6% in third-quarter 2011 and 5.1% excluding acquisitions. The increase relates primarily to the impact of annual compensation increases and increased headcount related to the growth of our business. Excluding recent acquisitions, cost of revenue decreased 0.6% for Risk Assessment and increased 9.5% for Decision Analytics in the third quarter.
Selling, General, and Administrative
Selling, general, and administrative expense, or SG&A, increased 25.6% in third-quarter 2011 and 6.7% excluding recent acquisitions. SG&A declined 1.4% for Risk Assessment. SG&A grew 52.2% for Decision Analytics and 15.0% excluding recent acquisitions.

EBITDA
For third-quarter 2011, consolidated EBITDA grew 16.2% to $151.0 million, with a consolidated EBITDA margin of 44.4%. The recent acquisitions impacted margins negatively by 1.6%.
Table 3

	Three Months Ended			Year-to-Date
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
	(in thousands)			(in thousands)

Segment EBITDA:
Risk Assessment	$70,703	$66,402	6.5%	$212,994	$198,096	7.5%
EBITDA margin	50.5%	48.7%		50.6%	48.9%
Decision Analytics	$80,301	$63,509	26.4%	$220,617	$179,501	22.9%
EBITDA margin	40.1%	42.0%		39.5%	40.8%
Total EBITDA	$151,004	$129,911	16.2%	$433,611	$377,597	14.8%
EBITDA margin	44.4%	45.2%		44.2%	44.7%
Risk Assessment segment EBITDA grew 6.5% and Decision Analytics segment EBITDA grew 26.4% in third-quarter 2011 versus the previous year, as shown in Table 3.
The third-quarter 2011 EBITDA margin in Risk Assessment increased to 50.5% from 48.7% in third-quarter 2010, as annual salary increases were offset by lower data and other costs. The third-quarter 2011 EBITDA margin for Decision Analytics declined to 40.1% from 42.0% in third-quarter 2010. The Decision Analytics margin was impacted negatively by 2.2% in the quarter by the recent acquisitions of Crowe Paradis, 3E, Bloodhound, and HRP, which grew EBITDA but reduced margin.
Net Income and Adjusted Net Income
Net income increased 12.9% in third-quarter 2011, driven by growth in the business, which was partially offset by increased borrowing costs associated with higher debt levels due to acquisitions and share buybacks. Adjusted net income grew 14.7% for third-quarter 2011. The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on historical results:
Table 4

	Three Months Ended			Year-to-Date
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
	(in thousands, except per share amounts)			(in thousands, except per share amounts)
Net income	$70,987	$62,880	12.9%	$202,440	$176,659	14.6%
plus: Amortization of intangibles	8,797	6,158		26,129	20,482
plus: Medicare subsidy	—	—		—	2,362
less: Income tax effect on amortization of intangibles	(3,519)	(2,525)		(10,452)	(8,398)

Adjusted net income	$76,265	$66,513	14.7%	$218,117	$191,105	14.1%

Basic adjusted EPS	$0.46	$0.37	24.3%	$1.31	$1.06	23.6%

Diluted adjusted EPS	$0.45	$0.36	25.0%	$1.25	$1.01	23.8%

Weighted average shares outstanding
Basic	164,195,325	178,687,236		166,728,786	179,744,297

Diluted	171,169,658	187,188,667		174,255,965	188,728,438

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $323.8 million and increased $81.9 million, or 33.9%, for the nine-month period ended September 30, 2011, compared with the same period in 2010. This growth was the result of a $44.8 million increase caused by the improved profitability of the business, a $12.8 million decrease in working capital, and a decrease in taxes paid of $23.8 million, net of option benefits, due to the deferral of third-quarter tax payments resulting from the temporary federal tax relief program related to Hurricane Irene. This was partially offset by an $11.9 million decrease in other liabilities principally relating to current year pension funding.
Capital expenditures were $48.2 million in the nine months ended September 30, 2011 — an increase of $24.0 million over the same period in 2010 due to periodic upgrades to our central technology platforms and related long-term leased software as previously discussed in the second quarter. Capital expenditures were 4.9% of revenue in the nine months ended September 30, 2011. Net cash provided by operating activities less capital expenditures represented approximately 64% of EBITDA in the first nine months of 2011.
Share Repurchases and Revolving Credit Facility
The company continued to balance its internal investment and acquisition initiatives with share repurchases. In third-quarter 2011, the company repurchased shares for a total cost of $123.1 million at an average price of $33.09. At September 30, 2011, the company had $47.4 million remaining under its share repurchase authorization.
On October 25, 2011, the company amended its existing revolving credit facility to increase the total amount to $700.0 million, extend the maturity to October 2016, and decrease the applicable interest rates. The facility is available for general corporate purposes, including acquisitions. As of September 30, 2011, the facility had $160.0 million drawn.
Conference Call
The company’s management team will host a live audio webcast on Wednesday, November 2, 2011, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 706-758-8912 for international participants.
A replay of the webcast will be available on the Verisk investor website for 30 days and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #19251349.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, mortgage, government, supply chain, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision-support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
EBITDA
Table 5 below sets forth a reconciliation of net income to EBITDA based on our historical results:
Table 5

	Three Months Ended			Year-to-Date
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
	(in thousands)			(in thousands)
Net income	$70,987	$62,880	12.9%	$202,440	$176,659	14.6%

Depreciation and amortization of fixed and intangible assets	19,595	16,193	21.0%	59,087	50,390	17.3%
Investment income and realized gains on securities, net	(13)	(68)	(80.9%)	(500)	(253)	97.6%
Interest expense	14,593	8,484	72.0%	39,093	25,395	53.9%
Provision for income taxes	45,842	42,422	8.1%	133,491	125,406	6.4%

EBITDA	$151,004	$129,911	16.2%	$433,611	$377,597	14.8%

EBITDA is a financial measure that management uses to evaluate the performance of our segments. The company defines “EBITDA” as net income before investment and other income, realized (gain)/loss on securities, interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. Beginning in 2011, our EBITDA includes acquisition-related liabilities adjustment for all periods.

Although EBITDA is frequently used by securities analysts, lenders, and others in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:
•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.
•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.
•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2011 (Unaudited) and December 31, 2010

	2011
	unaudited	2010
	(in thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$52,846	$54,974
Available-for-sale securities	4,828	5,653
Accounts receivable, net of allowance for doubtful accounts of $4,432 and $4,028 in 2011 and 2010, respectively	152,803	126,564
Prepaid expenses	23,591	17,791
Deferred income taxes, net	3,681	3,681
Federal and foreign income taxes receivable	2,141	15,783
State and local income taxes receivable	3,606	8,923
Other current assets	28,268	7,066

Total current assets	271,764	240,435

Noncurrent assets:
Fixed assets, net	110,328	93,409
Intangible assets, net	232,533	200,229
Goodwill	712,561	632,668
Deferred income taxes, net	23,340	21,879
State income taxes receivable	1,708	1,773
Other assets	27,699	26,697

Total assets	$1,379,933	$1,217,090

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$146,358	$111,995
Acquisition related liabilities	—	3,500
Short-term debt and current portion of long-term debt	165,670	437,717
Pension and postretirement benefits, current	4,663	4,663
Fees received in advance	189,310	163,007

Total current liabilities	506,001	720,882

Noncurrent liabilities:
Long-term debt	853,580	401,826
Pension benefits	78,090	95,528
Postretirement benefits	21,329	23,083
Other liabilities	79,806	90,213

Total liabilities	1,538,806	1,331,532

Commitments and contingencies
Stockholders’ equity/(deficit):
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 350,338,030 and 150,179,126 shares issued and 148,621,259 and 143,067,924 outstanding as of September 30, 2011 and December 31, 2010, respectively	88	39
Verisk Class B (Series 1) common stock, $.001 par value; 0 and 400,000,000 shares authorized; 0 and 198,327,962 shares issued and 0 and 12,225,480 outstanding as of September 30, 2011 and December 31, 2010, respectively	—	47

Verisk Class B (Series 2) common stock, $.001 par value; 400,000,000 shares authorized; 193,665,008 shares issued and 14,771,340 outstanding as of September 30, 2011 and December 31, 2010, respectively	49	49
Unearned KSOP contributions	(779)	(988)
Additional paid-in capital	837,473	754,708
Treasury stock, at cost, 380,610,439 and 372,107,352 shares as of September 30, 2011 and December 31, 2010, respectively	(1,438,315)	(1,106,321)
Retained earnings	496,267	293,827
Accumulated other comprehensive losses	(53,656)	(55,803)

Total stockholders’ deficit	(158,873)	(114,442)

Total liabilities and stockholders’ deficit	$1,379,933	$1,217,090

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months and Nine Months Ended September 30, 2011 and 2010

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except for share and per share data)
Revenues	$340,098	$287,354	$980,247	$845,185

Expenses:
Cost of revenues (exclusive of items shown separately below)	137,619	117,005	393,360	346,998
Selling, general and administrative	51,475	40,982	156,640	121,134
Depreciation and amortization of fixed assets	10,798	10,035	32,958	29,908
Amortization of intangible assets	8,797	6,158	26,129	20,482
Acquisition related liabilities adjustment	—	(544)	(3,364)	(544)

Total expenses	208,689	173,636	605,723	517,978

Operating income	131,409	113,718	374,524	327,207

Other income/(expense):
Investment income	99	59	99	183
Realized (loss)/gain on securities, net	(86)	9	401	70
Interest expense	(14,593)	(8,484)	(39,093)	(25,395)

Total other expense, net	(14,580)	(8,416)	(38,593)	(25,142)

Income before income taxes	116,829	105,302	335,931	302,065
Provision for income taxes	(45,842)	(42,422)	(133,491)	(125,406)

Net income	$70,987	$62,880	$202,440	$176,659

Basic net income per share of Class A and Class B:	$0.43	$0.35	$1.21	$0.98

Diluted net income per share of Class A and Class B:	$0.41	$0.34	$1.16	$0.94

Weighted average shares outstanding:
Basic	164,195,325	178,687,236	166,728,786	179,744,297

Diluted	171,169,658	187,188,667	174,255,965	188,728,438

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2011 and 2010

	2011	2010
	(in thousands)
Cash flows from operating activities:
Net income	$202,440	$176,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	32,958	29,908
Amortization of intangible assets	26,129	20,482
Amortization of debt issuance costs	1,155	1,156
Amortization of debt original issue discount	51	—
Allowance for doubtful accounts	852	562
KSOP compensation expense	9,630	8,651
Stock-based compensation	17,288	15,990
Non-cash charges associated with performance based appreciation awards	627	515
Acquisition related liabilities adjustment	(3,364)	(544)
Realized gain on securities, net	(401)	(70)
Deferred income taxes	(2,083)	(1,893)
Other operating	133	183
Loss on disposal of assets	635	81
Excess tax benefits from exercised stock options	(5,470)	(15,083)

Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(24,445)	(40,654)
Prepaid expenses and other assets	(3,229)	(1,331)
Federal and foreign income taxes	48,925	27,005
State and local income taxes	5,382	2,768
Accounts payable and accrued liabilities	12,509	(3,255)
Fees received in advance	24,841	29,551
Other liabilities	(20,809)	(8,874)

Net cash provided by operating activities	323,754	241,807

Cash flows from investing activities:
Acquisitions, net of cash acquired of $590 and $1,556, respectively	(121,721)	(6,386)
Earnout payments	(3,500)	—
Proceeds from release of acquisition related escrows	—	283
Escrow funding associated with acquisitions	(19,560)	(1,500)
Purchases of available-for-sale securities	(1,422)	(324)
Proceeds from sales and maturities of available-for-sale securities	1,722	645
Purchases of fixed assets	(41,925)	(22,206)

Net cash used in investing activities	(186,406)	(29,488)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	448,956	—
Repayment of short-term debt refinanced on a long-term basis	(295,000)	—
Repurchase of Verisk Class A common stock	(340,122)	(129,762)
Repayment of current portion of long-term debt	(125,000)	—
Proceeds from issuance of short-term debt with original maturities of three months or greater	120,000	—
Proceeds/(repayments) of short-term debt, net	22,311	(65,230)
Payment of debt issuance cost	(4,542)	(1,781)
Net share settlement of taxes upon exercise of stock options	—	(15,051)
Excess tax benefits from exercised stock options	5,470	15,083
Proceeds from stock options exercised	28,433	20,161

Net cash used in financing activities	(139,494)	(176,580)

Effect of exchange rate changes	18	(11)

(Decrease)/Increase in cash and cash equivalents	(2,128)	35,728

Cash and cash equivalents, beginning of period	54,974	71,527

Cash and cash equivalents, end of period	$52,846	$107,255

Supplemental disclosures:
Taxes paid	$82,526	$96,745

Interest paid	$25,876	$24,351

Non-cash investing and financing activities:
Repurchase of Verisk Class A common stock included in accounts payable and accrued liabilities	$2,244	$5,808

Deferred tax asset/(liability) established on date of acquisition	$1,280	$(349)

Capital lease obligations	$7,683	$1,265

Capital expenditures included in accounts payable and accrued liabilities	$778	$743

Increase in goodwill due to acquisition related escrow distributions	$—	$6,996

Accrual of acquisition related liabilities	$—	$2,000

VERISK ANALYTICS, INC.
Supplemental Revenue and Revenue Growth Data
For the Three Months Ended September 30, 2011 and 2010

($ in thousands)	2011 Q3	2010 Q3
Revenue
Risk Assessment	$139,977	$136,269
Decision Analytics (by Theme)
Insurance	$116,281	$93,828
Mortgage and Financial Services	34,272	36,056
Healthcare	30,277	14,389
Specialized Markets	19,291	6,812

Total Decision Analytics	$200,121	$151,085

Total Revenue	$340,098	$287,354

Growth
Risk Assessment	2.7%	4.8%
Decision Analytics (by Theme)
Insurance	23.9%	10.2%
Mortgage and Financial Services	-4.9%	34.5%
Healthcare	110.4%	15.8%
Specialized Markets	183.2%	74.9%

Total Decision Analytics	32.5%	17.8%

Total Revenue Growth	18.4%	11.2%

Growth ex Acquisitions
Risk Assessment	2.7%	4.8%
Decision Analytics (by Theme)
Insurance	16.8%	9.9%
Mortgage and Financial Services	-4.9%	31.0%
Healthcare	25.8%	8.0%
Specialized Markets	4.3%	74.9%

Total Decision Analytics	11.9%	16.1%

Total Revenue Growth	7.6%	10.4%